U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): November 5, 2015

KALEX CORP.
(Exact Name of Company as Specified in its Charter)

Delaware	0-52177	13-3305161
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1717 McKinney Avenue, Suite 700, Dallas Texas	75202
(Address of Principal Executive Offices)	(Zip Code)

Company's telephone number, including area code: (214) 418-6940

________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On May 18, 2015, the Company entered into an Acquisition Agreement with all the owners of the common stock of LCP, Inc. for the purchase of 80% of the outstanding common stock of LCP by the Company, thereby making it a majority owned subsidiary of the Company (see Exhibit 10.1). On June 4, 2015, the parties to the Acquisition Agreement entered into an Addendum to Acquisition Agreement (See Exhibit 10.2).

By a General Release Agreement, dated November 5, 2015 (see Exhibit 10.3), the parties determined that it would be in everyone's best interests not to proceed with the Acquisition Agreement.

ITEM 8.01. OTHER EVENTS.

The Company is continuing the process of bringing current all of its delinquent filings with the Securities and Exchange Commission.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibits included are set forth in the Exhibit Index pursuant to Item 601 of Regulation S-K.

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SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Kalex Corp.

Dated: November 20, 2015	By:	/s/ J. Scott Tassan
J. Scott Tassan
President

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EXHIBIT INDEX

Number	Description

10.1

Acquisition Agreement between Kalex Corp. and the stockholders of LCP, Inc., Intelecon Inc., and the Estate of Norman King ("Estate"), dated May 18, 2015 (incorporated by reference to Exhibit 10.1 of the Form 8-K filed on June 15, 2015).

10.2

Addendum to Acquisition Agreement between Kalex Corp. and the stockholders of LCP, Inc., Intelecon Inc., and the Estate of Norman King ("Estate"), dated June 4, 2015 (incorporated by reference to Exhibit 10.2 of the Form 8-K filed on June 15, 2015).

10.3

General Release Agreement between the Stockholders of LCP, Inc. and LCP, Inc., Lederma Inc., Jonathan Ledesma, Glenn Ledesma, Aerial Holdings, Inc., and The Andalusian Trust, on the one hand, and Arnold Sock, Kalex Corp. and Intelecon Inc. on the other hand, dated November 5, 2015 (filed herewith).

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